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                                                                    Exhibit 99.2


                    CONSENT OF THE BANK ADVISORY GROUP, INC.

  We hereby consent to the use of our name and to the description of our opinion letter under the caption "Opinion of First Place's Financial Advisor" in, and to the inclusion of such opinion as Appendix B to, the Proxy Statement of First Place Financial Corporation and Prospectus of Wells Fargo & Company, which Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of Wells Fargo & Company. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

THE BANK ADVISORY GROUP, INC.

By /s/ J. Stephen Skaggs
  ---------------------------

Dated: December 6, 1999